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                                                                         (a)(16)

                                AMENDMENT NO. 15
                  TO AMENDED AND RESTATED DECLARATION OF TRUST
                               OF ING MUTUAL FUNDS

     THIS AMENDMENT NO. 15 TO THE AMENDED AND RESTATED DECLARATION OF TRUST OF ING MUTUAL FUNDS is made as of November 9, 2006, by the undersigned, constituting a majority of the Trustees of ING Mutual Funds (the "Trust").

     WHEREAS, the Amended and Restated Declaration of Trust ("Declaration of Trust") adopted as of June 3, 2004, designated certain series of Interests of the Trust; and

     WHEREAS, pursuant to Section 9.03 of the Declaration of Trust, the Board of Trustees has authorized an amendment to the Declaration of Trust to permit the Trustees to reclassify, reorganize, recapitalize or convert any issued or unissued Interests of any class into Interests of one or more other classes.

     NOW, THEREFORE, the Board of Trustees hereby amends the Declaration of Trust as follows:

     Section 6.01 of the Declaration of Trust is hereby amended to incorporate new sub-section 6.01(f) to read in full as follows:

     "To the extent that such action would not, in the opinion of the Trustees, adversely affect the rights of Holders, the Trustees shall have full power and authority, in their sole discretion, and without obtaining any prior authorization or vote of the Holders, to reclassify, reorganize, recapitalize or convert any issued or unissued Interests of any class into Interests of one or more other classes, and to take such other action with respect to the Interests as the Trustees may deem desirable; to the extent that such action would, in the opinion of the Trustees, adversely affect the rights of Holders, such reclassification, reorganization, recapitalization or conversion may be effected upon an affirmative vote of Holders pursuant to Section 8.01."

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IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.


/s/ John V. Boyer                       /s/ Jock Patton
-------------------------------------   ----------------------------------------
John V. Boyer, as Trustee               Jock Patton, as Trustee


/s/ Patricia W. Chadwick                /s/ Sheryl K. Pressler
-------------------------------------   ----------------------------------------
Patricia W. Chadwick, as Trustee        Sheryl K. Pressler, as Trustee


/s/ J. Michael Earley                   /s/ David W. C. Putnam
-------------------------------------   ----------------------------------------
J. Michael Earley, as Trustee           David W.C. Putnam, as Trustee


/s/ R. Barbara Gitenstein               /s/ John G. Turner
-------------------------------------   ----------------------------------------
R. Barbara Gitenstein, as Trustee       John G. Turner, as Trustee


/s/ Patrick W. Kenny                    /s/ Roger B. Vincent
-------------------------------------   ----------------------------------------
Patrick W. Kenny, as Trustee            Roger B. Vincent, as Trustee


/s/ Walter H. May
-------------------------------------
Walter H. May, as Trustee